AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     AMENDMENT NO. 1 dated as of September 23, 1998 to the Rights Agreement dated as of December 6, 1995 (the
"Rights Agreement") between Masco Corporation, a
Delaware corporation (the "Company"), and The Bank of
New York, as Rights Agent (the "Rights Agent").

                  W I T N E S S E T H

    WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects;

      NOW, THEREFORE, the parties hereto agree as follows:

     Section 1.  Defined Terms; References.  (a)
Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights
Agreement.  Each reference to "hereof", "hereunder",
"herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this Amendment becomes effective, refer to the Rights Agreement as amended hereby.

    (b) Section 1 of the Rights Agreement is hereby amended by deleting the definition of "Continuing
Directors" contained therein.

    (c) Section 1 of the Rights Agreement is hereby amended by restating in its entirety the following definition to read in full as follows:

          "Acquiring Person" means any Person who, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan; provided, however, that

                 (a)  if the majority of Directors
               determines (whether prior to or after
               the date that in the absence of such
               determination would be a Distribution
               Date) in good faith that a Person who
               otherwise would be an "Acquiring Person" became such inadvertently, and if such Person as promptly as practicable divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person is no longer an "Acquiring
               Person," then such Person shall not be
               deemed to be or to have become an
               "Acquiring Person" for any purposes of
               this Agreement; and

                    (b)   no Person shall become an
               "Acquiring Person" solely as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person
               (together with any Affiliate and
               Associate of such Person) to 15% or more of the shares of Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial
               Owner of 15% or more of the shares of
               Common Stock then outstanding by reason
               of such share acquisition by the Company and shall thereafter (together with any Affiliate and Associate) become the
               Beneficial Owner of any additional
               shares of Common Stock (other than
               pursuant to a stock dividend, stock
               split, recapitalization or similar
               transaction that does not affect the
               percentage of outstanding Common Stock
               beneficially owned by such Person) which causes the proportionate number of shares of Common Stock beneficially owned by such Person to increase to 15% or more of the shares of Common Stock then outstanding, then such Person shall be deemed to be an "Acquiring Person".

    (d) Section 1 of the Rights Agreement is hereby amended by deleting from the definition of "Distribution Date" both instances of the word
"Continuing".

     Section 2.  Exercise of Rights; Expiration Date of
Rights. Section 7(d) of the Rights Agreement is hereby amended by inserting the words "a majority of" after the words "a transfer which" and deleting the word
"Continuing" from clause (iii)(B) in the first sentence thereof.

     Section 3.  Adjustment of Purchase Price, Number
and Kind of Shares or Number of Rights.  Section 11 of
the Rights Agreement is hereby amended by:

     (a)  replacing the words "a majority of the
Continuing Directors has determined to be" in the first sentence of subsection (a)(iii) thereof with the word
"are";

     (b) replacing each instance of the words "(as determined by the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by the Continuing Directors)" in subsection (a)(iii) thereof with the words "(based upon the advice of a nationally recognized investment banking firm)";

     (c)  deleting the second sentence of subsection
(a)(iii) thereof;

     (d) replacing the words "first and/or second sentence of this Section 11(a)(iii)" in the third sentence of subsection (a)(iii) thereof with the words
"preceding sentence";

     (e) replacing the words "Substitution Period in order to seek any authorization of additional shares and/or" in the third sentence of subsection (a)(iii) thereof with the words "30-day period set forth above in order";

     (f)  replacing the words "such first and/or
second" in the third sentence of subsection (a)(iii) thereof with the words "the preceding";

     (g) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the second sentence of subsection (d)(i) thereof;

       (h)  replacing the words "majority of the
Continuing Directors" in the third sentence of subsection (d)(i) thereof with the words "nationally recognized investment banking firm";

     (i) deleting the words "by a majority of the Continuing Directors, or, if there are no Continuing
Directors," from the fourth sentence of subsection
(d)(i) thereof;

     (j) deleting the words "selected by the Board of Directors" from the fourth sentence of subsection
(d)(i) thereof;

     (k) deleting the words "by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors," from subsection (d)(iii) thereof; and

     (l) deleting the words "selected by the Board of Directors" from subsection (d)(iii) thereof.

     Section 4.  Fractional Rights and Fractional
Shares.  Section 14(a) of the Rights Agreement is
hereby amended by:

     (a) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the penultimate sentence thereof; and

     (b)  replacing the words "majority of the
Continuing Directors" in the last sentence thereof with the words "nationally recognized investment banking firm".

     Section 5.  Redemption.  Section 23(a) of the
Rights Agreement is hereby amended by:

     (a) deleting the word "Continuing" in the first sentence thereof; and

     (b) deleting the proviso from the first sentence thereof and the semicolon immediately preceding such proviso.

     Section 6.  Exchange.  (a)  Section 24(a) of the
Rights Agreement is hereby amended by deleting the word
"Continuing" in the first sentence thereof.

     (b) Section 24(b) of the Rights Agreement is hereby amended by replacing the word "Continuing" in the first sentence thereof with the words "majority of the".

     Section 7.  Supplements and Amendments.  Section
27 of the Rights Agreement is hereby amended in its entirety to read in full as follows:

     Prior to the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity or correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein;
provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interest of the holders of Rights shall be deemed coincident with the interests of the holders of Common
Stock.

     Section  8.  Determination and Actions by the
Board of Directors, Etc .  Section 29 of the Rights
Agreement is hereby amended by:

     (a) deleting the first parenthetical clause from the second sentence thereof; and

     (b) deleting the second parenthetical clause and the words "or the Continuing Directors" from the last sentence thereof.

     Section 9.  Severability.  Section 31 of the
Rights Agreement is hereby amended by deleting the proviso contained therein and the semicolon that immediately precedes such proviso.

     Section 10.  Form of Right Certificate.  Exhibit B
to the Rights Agreement is hereby amended by deleting the word "Continuing" in subparagraph (a) of the seventh paragraph thereof.

     Section 11.  Summary of Terms.  Exhibit C to the
Rights Agreement is hereby amended by:

     (a) deleting the words "Continuing" from the first sentence of the footnote thereto;

     (b) deleting the second and third sentences of the footnote thereto;

     (c) deleting the word "Continuing" under the heading "Exchange";

     (d)  deleting both instances of the word
"Continuing" under the heading "Redemption".

     (e)  restating the language under the heading
"Amendments" in its entirety to read in full as follows:

      Prior to the Distribution Date, the Rights
Agreement may be amended in any respect.

     After the Distribution Date, the Rights Agreement may be amended by the Board of Directors in any respect that does not (i) adversely affect the Rights holders
(other than any Acquiring Person and certain affiliated persons), (ii) cause the Rights Agreement again to become amendable other than in accordance with this paragraph or (iii) cause the Rights again to become redeemable.

     Section 12.  Governing Law.  This Amendment shall
be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules, except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of New York.

     Section 13.  Counterparts.  This Amendment may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 14.  Effectiveness.  This Amendment shall
become effective upon execution by each of the parties hereto of a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                      MASCO CORPORATION

                      By: /s/Richard A. Manoogian
                          Name:  Richard A. Manoogian
                          Title: Chairman


                      THE BANK OF NEW YORK



                      By:/s/John Sivertsen
                         Name:  John Sivertsen
                         Title: Vice President